SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2014

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St., Suite 300 Houston, Texas USA 77010	4th Floor, One Vine Street London The United Kingdom W1J 0AH	Stationsplein 45 3013 AK Rotterdam The Netherlands

(Addresses of principal executive offices)

(713) 309-7200	+44 (0)20 7016 9527	+31 (0)10 275 5500

(Registrant’s telephone numbers, including area codes)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01 Entry into a Material Definitive Agreement

On June 5, 2014, LyondellBasell Industries N.V. (the “Company”) and LYB Americas Finance Company, a wholly owned subsidiary of the Company, as Borrowers, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Deutsche Bank Securities Inc., as Syndication Agent and the other parties thereto, entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”). The Amended and Restated Credit Agreement provides for a $2.0 billion senior unsecured revolving credit facility that matures on June 5, 2019 and allows for euro and dollar denominated letters of credit and loans.

The Amended and Restated Credit Agreement is maintained for general corporate purposes, including the repayment of indebtedness. The Amended and Restated Credit Agreement amends and restates the previously reported $2.0 billion five year credit agreement dated as of May 4, 2012 (the “Prior Agreement”). The Amended and Restated Credit Agreement has similar terms and conditions as the Prior Agreement with an improvement in pricing and an extension of maturity. Amounts borrowed under the Amended and Restated Credit Agreement are required to be repaid no later than June 5, 2019 unless such date is extended pursuant to the terms of the Amended and Restated Credit Agreement.

The Amended and Restated Credit Agreement contains customary representations and warranties of each of the Company and LYB Americas Finance Company. The Amended and Restated Credit Agreement requires the Company to maintain a maximum consolidated leverage ratio and contains certain restrictive covenants regarding additional indebtedness, including secured and subsidiary indebtedness, and mergers and sales of assets.

The Amended and Restated Credit Agreement contains customary events of default, including nonpayment of principal when due, nonpayment of interest or other amounts after a customary grace period, violation of covenants (subject, in the case of certain of such covenants, to a thirty day grace period), incorrectness of representations and warranties in any material respect, cross acceleration to terms of material indebtedness and cross payment default, bankruptcy or other insolvency events of the Company or its material subsidiaries (with a customary grace period for involuntary events), material monetary judgments, ERISA events, actual or asserted invalidity of loan documents and changes of control.

A copy of the Amended and Restated Credit Agreement is included in this Form 8-K as Exhibit 10.1 and incorporated herein by reference. The summary description of the Amended and Restated Credit Agreement in this report is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated Credit Agreement, dated June 5, 2014, among LyondellBasell Industries N.V. and LYB Americas Finance Company, as Borrowers, the Lenders, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Deutsche Bank Securities Inc., as Syndication Agent and the other parties thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: June 6, 2014	By:	/s/ Craig B. Glidden
Craig B. Glidden
Executive Vice President

Exhibit Index

Exhibit	Description

10.1	Amended and Restated Credit Agreement, dated June 5, 2014, among LyondellBasell Industries N.V. and LYB Americas Finance Company, as Borrowers, the Lenders, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Deutsche Bank Securities Inc., as Syndication Agent and the other parties thereto